Exhibit 3.397

State of West Virginia

CERTIFICATE

I, Ken Hechler, Secretary of State of the State of West Virginia, hereby certify that by the provisions of Chapter 31, Article 1, Sections 27 and 28 of the West Virginia Code, the Articles of Incorporation of

WEST VIRGINIA MANAGEMENT SERVICES ORGANIZATION, INC.

conform to law and are filed in my office. I therefore declare the organization to be a Corporation for the purposes set forth in its Articles, with the right of perpetual existence, and I issue this

CERTIFICATE OF INCORPORATION

to which I have attached a duplicate original of the Articles of Incorporation.

Given under my hand and the Great Seal of the State of West Virginia, on this

Twenty-first *day of*

February *19*96

Secretary of State.

FILED
FEB 21, 1996
IN THE OFFICE OF
SECRETARY OF STATE
WEST VIRGINIA
ARTICLES OF INCORPORATION
OF
WEST VIRGINIA MANAGEMENT SERVICES ORGANIZATION, INC.
     The undersigned being a natural person of full age, does hereby act as incorporator in adopting the following articles of incorporation for the purpose of organizing a business corporation pursuant to the provisions of the West Virginia Corporation Act.
     FIRST: The name of the corporation (hereinafter called the corporation) is
WEST VIRGINIA MANAGEMENT SERVICES ORGANIZATION, INC.
     SECOND: The duration of the corporation shall be perpetual.
     THIRD: The purposes for which the corporation is organized, which shall include the authority to transact all lawful business for which business corporations may be incorporated under the provisions of the West Virginia Corporation Act, are as follows:
     To carry on a general mercantile, industrial, investing, and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute., acquire, and assign contracts in respect of acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor. jobber, advisor, and in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed, land other real, personal, and mixed property of any and all kinds, together with the components, resultants, and by-products thereof; to acquire by purchase or otherwise own, hold, lease, mortgage, sell, or otherwise dispose of, erect, construct, make, alter, enlarge, improve, and to aid or subscribe toward the construction, acquisition, or improvement of any factories, shops, storehouses, buildings, and commercial and retail establishments of every character, Including all equipment, fixtures, machinery, implements, and supplies necessary, or incidental to, or connected with, any of the purposes or business of the corporation; and generally to perform any and all acts connected therewith or arising therefrom or incidental thereto, and all acts proper or necessary for the purpose of the business.
     To engage generally in the real estate business as principal, agent, broker, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in, and dispose of real estate, real property, lands, multiple-dwelling structures, houses, buildings, and other works and any interest or right therein;

to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal, agent, broker, and in any lawful capacity, such personal notes, bonds, mortgages, and securities as may lawfully be acquired, held, or disposed of; and to acquire, purchase, sell, assign, transfer, dispose of, and generally deal in and with, as principal, agent, broker, end in any lawful capacity mortgages and other interests in real, personal, and mixed properties; to carry on a general construction, contracting, building, and realty management business as principal, agent, representative, contractor, subcontractor, an in any other lawful capacity.
     To apply for, register, obtain, purchase, lease, take licenses in respect of, or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell assign, mortgage, pledge, or otherwise dispose of, and, in any manner deal with and contract with reference to:
          (a) inventions, devices, formulae, processes, and any improvements and modifications thereof;
          (b) letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trade-marks, trade symbols, and other indications of origin and ownership granted by or recognized under the laws of the United States of America or of any state or subdivision thereof, or of any foreign country or subdivision thereof, and all rights connected therewith or appertaining thereunto;
          (c) franchises, licenses, grants, and concessions.
     To have, in furtherance of the corporate purposes, all of the powers conferred upon business corporations organized under the West Virginia Corporation Act.
FOURTH: The address of the principal office of the corporation in the State of West Virginia is as follows:
1600 Laidley Tower
City of Charleston, 25301
County of Kanawha
     The name and the address of the person hereby appointed by the corporation to receive notice of process served upon the Secretary of State of the State of West Virginia, or service of which is accepted by said Secretary of State, are as follows:

NAME	ADDRESS
The Prentice-Hall Corporation System, Inc.	1600 Laidley Tower
Charleston, WV 25301
     FIFTH: The number of initial board of Directors of the corporation is three (3),

     The name and address of each of the persons who are to serve as members of the initial Board of Directors of the corporation are as follows:

NAME	ADDRESS
Stephen T. Braun	One Park Plaza
Nashville, TN 37203

David C. Colby	One Park Plaza
Nashville, TN 37203

Richard A. Schweinhart	One Park Plaza
Nashville, TN 37203
     SIXTH: The name and the address of the incorporator are as follows:

Ashley Parish	One Park Plaza
Nashville,.TN 37203
     SEVENTH: The aggregate number of shares which the corporation shall have authority to issue is 1,000 (One Thousand), all of which are of a par value of $ l.00 dollars each and are of the same class and are to be Common shares.
     EIGHTH: No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities, or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such person, firms, corporations, and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.
     NINTH: 1. In lieu of setting forth provisions in these Articles of Incorporation in respect of restrictions on the transfer of shares of the corporation, such provisions may be set forth in the Bylaws of the corporation or in a written agreement or written agreements of the parties involved.
                    2. Whenever the corporation shall be engaged in the business of exploiting natural resources, dividends may be declared and paid in cash out of the depletion reserves at the discretion of the Board of Directors an in conformity with the provisions of the

West Virginia Corporation Act.
          3. The Board of Directors of corporation may, from time to time, and in conformity with the provisions of the West Virginia Corporation Act, distribute to its shareholders out of capital surplus of the corporation a portion of its assets in cash or property.
          4. The corporation may purchase its own shares from unreserved and unrestricted capital surplus available therefor in conformity with the provisions of the West Virginia Corporation Act.
          5. The corporation shall, to the fullest extent permitted by Section 31-1-9 of the West Virginia Corporation Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expense, liabilities, or other matters referred to or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity, and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.
TENTH: The name and the address of the person who, or the firm which, prepared these Articles of Incorporation are as follows:
Columbia/HCA Healthcare Corporation
Ashley Parish Paralegal
One Park Plaza
Nashville, TN 37203
Executed on February 16th, 1996

/s/ Ashley Parish Ashley Parish
Incorporator
STATE OF TENNESSEE    )
COUNTY OF DAVIDSON) SS.:
                                               )
          I, the undersigned, a Notary Public in and for the State and County aforesaid, do hereby certify that Ashley Parish, whose name is signed to the foregoing Articles, bearing date on the day of February 16th, 1996, this day personally appeared before me in the State and County aforesaid and duly acknowledged to me her signature to the same.
          Given under my hand and the official seal this day of February 19th, 1996.

/s/ [ILLEGIBLE] Notary Public
Commission expires:11.22.97

Initial Appointment of Agent
To Receive Notice or Process
of
West Virginia Management Services Organization, Inc.
          Pursuant to the provisions of Section 31 - 1 - 15 and 31 - 1 - 27 of the West Virginia Corporation Act, the undersigned, being the incorporator named in the proposed Articles of Incorporation of West Virginia Management Services Organization, Inc., a corporation about to be organized under the provisions of the West Virginia Corporation Act, does hereby appoint The Prentice-Hall Corporation System, Inc., 1600 Laidley Tower, Charleston, West Virginia 25301 at the initial agent of said corporation to receive notice or process served upon or service of which is accepted by the Secretory of State of the State of West Virginia.
Signed on February 16th, 1996.

/s/ Ashley Parish Ashley Parish, Incorporator